UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 24, 2014

Pioneer Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Missouri	333-103293	44-0607504
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4700 Belleview Avenue, Suite 300, Kansas City, Missouri	64112
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (816) 756-2020

Not Applicable
(Former name, former address and former fiscal year, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.01 Entry Into a Material Definitive Agreement.

  On October 24, 2014, Pioneer Financial Services, Inc. and its subsidiaries (the "Company") entered into an agreement with its lenders listed under the Secured Senior Lending Agreement ("SSLA"), which provided for a temporary waiver of certain Events of Default occurring under sections 6.16, 7.6, 10.10 and 10.16 of the SSLA. The Events of Default are the result of the departure of Joseph B. Freeman, the Company's former Chief Executive Officer, and from the Company's failure to have positive net income during the fiscal year ending September 30, 2014. The waiver expires on November 18, 2014. Any other violation of sections 6.16, 7.6, 10.10 and 10.16 will constitute separate Events of Default under the SSLA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Name	Title	Date

/s/ Timothy L. Stanley	Chief Executive Officer, Vice Chairman of the	October 30, 2014
Timothy L. Stanley	Board (Principal Executive Officer)